SEPARATION AGREEMENT AND RELEASE

It is hereby agreed by and between P. Brady Hayden, with an address at 1824 Carpenter Rd., Alexandria, Virginia 22314 (“Mr. Hayden”), and Curiosity Inc., with offices at 8484 Georgia Ave., Ste. 700, Silver Spring, MD 20910 ("CS"), that in order to resolve all matters concerning Mr. Hayden’s employment by CS, Mr. Hayden and CS, in consideration of their mutual promises and other consideration itemized below, hereby acknowledge and agree to this Separation Agreement and General Release (the “Agreement”).

1. Termination. The parties hereby agree and acknowledge that Mr. Hayden’s employment with CS will be terminated effective September 1, 2026 (the “Separation Date”).

2. Severance Benefits. If Mr. Hayden cooperates in a professional and orderly transition of his work and duties for CS, and executes, delivers to CS on or before 5 p.m. on October 9, 2026, and complies with this Agreement and the General Release attached as Exhibit A and incorporated by reference, CS agrees to provide Mr. Hayden with the following: (1) all base salary and benefits earned by Mr. Hayden in the normal course of business through the Separation Date, less all required deductions and withholding; (2) severance pay in the gross amount of $63,800, less all required deductions and withholding, and less any amounts owed by Mr. Hayden to CS or its subsidiaries or affiliates, such as rent, non-reimbursable expenses, and outstanding loan payments, such severance pay to be paid in increments on regular CS paydays in accordance with CS’s usual payroll system for a three and one-half month period following execution and delivery by Mr. Hayden of the Agreement and General Release in accordance with their terms. Mr. Hayden acknowledges and agrees Mr. Hayden is not entitled to any other payments or benefits from CS except as set forth above in this Section 2.

3. Waiver; Waiver Withdrawal Period.

In accordance with the Older Workers Benefit Protection Act of 1990, the parties acknowledge that Mr. Hayden has been given a period of at least forty-five (45) days within which to consider this Agreement and the General Release to be executed hereunder, that Mr. Hayden has executed these documents voluntarily and with full knowledge of all relevant information, including the information set forth in Schedule 1 attached hereto, and that Mr. Hayden has been advised to consult with an attorney prior to entering into this Agreement and the General Release. To the extent Mr. Hayden has executed this Agreement and General Release prior to the expiration of the forty-five (45)-day period noted above, Mr. Hayden hereby waives Mr. Hayden’s right to the balance of such period of consideration and acknowledges and represents that Mr. Hayden’s waiver of such period is knowing and voluntary, and has not been induced by CS through fraud, misrepresentation or a threat to withdraw or alter the offer embodied herein. The parties further agree that Mr. Hayden has a period of at least seven (7) days following execution of this Agreement and the General Release in which to revoke these documents by delivering to CS’s undersigned representative written notice of revocation, and that this Agreement and the General Release shall not become effective or enforceable until such revocation period has expired.

4. Miscellaneous.

(a) *Confidentiality*: Mr. Hayden and CS further agree that they will not disclose to any other person and will keep confidential the fact of the existence of this Agreement and the General Release, all of the terms and conditions of this Agreement and the General Release and all other facts or information of every kind concerning this Agreement and the General Release, except that the Agreement and the General Release may be disclosed to their respective attorney(s) and tax advisor(s), to the government for tax purposes, by CS to its officers or employees (or officers or employees of its affiliated entities) with a need to know such information, or as otherwise required by law. Mr. Hayden acknowledges that Mr. Hayden will not maintain in Mr. Hayden’s possession, and will return to CS, any materials, equipment, access codes, security protocols and the like that are the property or domain of CS, and Mr. Hayden agrees that Mr. Hayden will at no time in the future

2 communicate to any person any confidential, proprietary or trade secret information of or concerning CS or its businesses, nor undermine or adversely impact CS or its businesses, subject only to Paragraph 4(d) below. (b) No Derogatory Statements: Mr. Hayden shall not disparage CS or its current or former members, parents or affiliated entities, or the members, directors, officers, employees, agents or representatives of any of the foregoing, or make, issue, support or publish any communication of a derogatory nature with respect to any of them. Mr. Hayden takes all of the foregoing actions fully aware of Mr. Hayden rights with respect thereto under the laws of the United States (and any State thereof) and under laws governing outside of the United States and voluntarily waives such rights, subject only to Paragraph 4(d) below. (c) Employment Reference: CS hereby agrees and acknowledges that, in response to any future inquiry regarding Mr. Hayden by a prospective employer or any other third party, CS will respond by confirming Mr. Hayden dates of employment, last position and, if specifically authorized by Mr. Hayden in advance in each instance, last salary. (d) Reservation of Rights: Nothing in this Agreement shall prohibit Mr. Hayden or CS from: (i) making truthful statements or disclosing confidential information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency or entity, (ii) cooperating with or participating in any investigation by a governmental agency or entity, (iii) filing a charge or complaint with or reporting possible violations of federal or state law or regulation to any governmental agency or entity (including, but not limited to, the Equal Employment Opportunity Commission and the National Labor Relations Board), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, and Mr. Hayden does not need the prior authorization of CS to make any such reports or disclosures and is not required to notify CS of having made such reports or disclosures, or (iv) lawfully reporting waste, fraud or abuse to a designated investigative or law enforcement representative of a government agency or entity authorized to receive such information; (v) disclosing to anyone factual information related to claims of sexual assault, harassment or discrimination, including retaliation for reporting sexual assault, harassment or discrimination (if any); or (vi) discussing or disclosing working conditions, labor issues or the terms and conditions of employment at CS, or engaging in any other protected activity under the National Labor Relations Act. Mr. Hayden is also hereby notified that federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. See 18 U.S.C. § 1833(b)(1). Mr. Hayden is also notified that federal law provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, subject to certain limitations. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights. (e) Entire Agreement; Conflict: This Agreement and the General Release contain the entire agreement of the parties in complete satisfaction of all claims Mr. Hayden may have against CS, including Mr. Hayden claims against parties related to CS, and all costs and fees, if any. (f) Governing Law: This Agreement shall be construed and governed by the laws of the State of Maryland, without regard to principles of conflicts of law.

3 IN WITNESS WHEREOF, the parties to this Separation Agreement have executed this instrument on the date(s) set forth below. Date: P. Brady Hayden Curiosity Inc. By: Date: Name: Title: 10/08/2026

EXHIBIT A TO SEPARATION AGREEMENT GENERAL RELEASE FOR VALUABLE CONSIDERATION PAID, receipt and sufficiency of which are hereby acknowledged, I, P. Brady Hayden, for myself, my heirs, executors, administrators and assigns, do hereby release, acquit and forever discharge Curiosity Inc. CS CS (including CuriosityStream Inc.), subsidiaries, affiliates and related entities, as well as all of their respective officers, directors, stockholders, members, owners, CS obligations, claims, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions or causes of action whatsoever, whether known or unknown, I ever had or now have or claim to have against the CS Parties from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, arising out of any transaction, act or omission concerning my former employment by CS and/or any of its parent entities, subsidiaries or affiliates, and all claims of every kind that may arise under any federal, state or local statutory or common law, applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including but not limited to the federal Age Discrimination In Employment Act, as amended, the Older Workers Benefit and Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, the Equal Pay Act, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Fair Labor Standards Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Labor-Management Relations Act, the Fair Credit Reporting Act, any state Human Rights Act, as well as any similar state or local statute(s); or any action arising in tort or contract; provided, however, that nothing contained herein shall release CS from the obligations spelled out in that certain Separation Agreement (the With respect to any matter released pursuant to the foregoing paragraph, I covenant and agree that, to the extent permitted by law, I shall not at any time on my own behalf hereafter initiate, commence, maintain, or prosecute, and shall not on my own behalf assist in the instigation, commencement, maintenance, or prosecution of any lawsuit in court against any CS Party, which has or could have been raised in any lawsuit in court as of the effective date of the Agreement and this General Release. Nothing in this Agreement and General Release or paragraph shall be construed to prevent me from filing a charge with, or participating in an investigation conducted by, the U.S. Equal Employment Opportunity Commission by me to the waiver and release of any claim under the Age Discrimination in Employment Act, albeit that I understand and agree that I shall not be entitled to seek monetary compensation for myself from the filing and/or participation in any such charge. I hereby acknowledge that my attorney has advised me regarding and that I am familiar with the fact that certain state statutes provide that general releases do not extend to claims that I do not know or suspect to exist in my favor at the time I execute such a release, which if known by me may have materially affected my execution of the release. Being aware of such statutes, I hereby expressly waive and relinquish any rights or benefits I may have under such statutes, as well as any other state or federal statutes or common law principles of similar effect. Notwithstanding such statutes and for the purpose of implementing a full and complete release and discharge of the CS Parties, I expressly acknowledge that this General Release is intended to include in its effect all claims that I do not know or suspect to exist in my favor at the time I sign this General Release.

2 I further hereby acknowledge that I am executing this General Release pursuant to the terms of the Agreement identified above, that certain consideration provided to me pursuant to that Agreement is in addition to what I would have been entitled to receive in the absence of such Agreement, that I do so voluntarily and with full knowledge of all relevant information, and that I have been advised to consult with an attorney in connection with both the Separation Agreement and this General Release. I further hereby covenant and agree that this General Release shall be binding in all respects upon myself, my heirs, executors, administrators, assigns and transferees and all persons claiming under them, and shall inure to the benefit of all of the owners, members, officers, directors, agents, employees and successors in interest of CS, as well as all parents, subsidiaries, affiliates, related entities and representatives of any of the foregoing persons and entities. I hereby acknowledge that (1) I have been advised to consult with an attorney in connection with both the Separation Agreement and this General Release; (2) I have had an opportunity to consider fully for forty-five (45) days the terms of the Separation Agreement and this General Release, as well as the disclosure information set forth in Schedule 1, attached hereto and incorporated by reference, provided pursuant to the Older Workers Benefit Protection Act; and (3) that I am aware that I shall have seven (7) days following the execution of the Separation Agreement and this General Release in which to revoke these documents by delivering my written revocation to the person who executed the Separation Agreement on behalf of CS by no later than 5:00 p.m. on the seventh (7th) day after my execution of these documents. THE UNDERSIGNED ACKNOWLEDGES THAT HE OR SHE HAS READ THE AGREEMENT AND THIS GENERAL RELEASE, THAT HE OR SHE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT HE OR SHE HAS EXECUTED THE SAME VOLUNTARILY AND IS DULY AUTHORIZED TO EXECUTE THE AGREEMENT AND GENERAL RELEASE. IN WITNESS WHEREOF, I have signed this General Release this ___ day of ______________ 20___. Signature Printed Name 8th October 26 P. Brady Hayden

Schedule 1 DISCLOSURE INFORMATION PROVIDED PURSUANT TO THE OLDER WORKERS BENEFIT PROTECTION ACT Eligibility Factors and Time Limitations In response to changing business needs and objectives, Curiosity Inc. (the All employees in the Finance Department of the Organization were considered for this reorganization and reduction in force program, and the Organization took into consideration its business strategy, current operations, staffing levels and needs, available work, job functions, and job performance in making its decisions. Eligible employees who are notified that their employment is being terminated as a result of this decision are being offered severance in exchange for their execution of (and subject to) the attached Separation Agreement and General Release (the Employees who are at least 40 years old and have been selected for the reduction in force and who desire to receive the offered severance benefits will have forty-five (45) days from the date of receipt of this disclosure information and the Agreement to sign the Agreement and return it to Tia Cudahy may be signed at any time before the end of the forty-five day review period. The Agreement shall not become effective until the eighth (8th) day following the prior to the Effective Date, revoke the Agreement by giving notice in writing of such revocation to Tia Cudahy no later than the close of business on the seventh (7th) day following the signing of the Agreement. Listed on the following page is disclosure information setting forth the ages and job titles of all individuals who are within the decisional unit considered for this reduction in force, and whether they were selected or not selected. * * *

Job Title Age Selected for Reduction Chief Financial Officer 54 Yes Corporate Controller 53 No Director of Finance 43 No Senior Content Accountant 34 Yes